EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Channell Commercial Corporation on Form S-8 of our report dated February 7, 2003, appearing in the Annual Report on Form 10-K of Channell Commercial Corporation for the year ended December 31, 2002.

/s/ Grant Thornton LLP

Los Angeles, California

October 17, 2003